EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)
Evelyn T. Furukawa
400 South Hope Street, Suite 400
Los Angeles, California 90071
213.630.6463
(Name, address and telephone number of agent for service)

SERVICE CORPORATION INTERNATIONAL
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1488375 (I.R.S. employer identification no.)

1929 Allen Parkway Houston, Texas (Address of principal executive offices)	77019 (Zip code)

Senior Debt Securities
(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 25th day of September 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Service Corporation International., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

Houston, Texas
September 25, 2012

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business June 30, 2012, published in accordance with Federal regulatory authority instructions.

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		825
Interest-bearing balances		395
Securities:
Held-to-maturity securities		0
Available-for-sale securities		644,459
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		66,300
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		6,696
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		173,416
Other assets		132,067
Total assets		$1,880,471

LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchasesd	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	0
Subordinated notes and debentures	0
Other liabilities	229,395
Total liabilities	229,895

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	523,267
Accumulated other comprehensive income	4,789
Other equity capital components	0
Total bank equity capital	1,650,576
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,650,576
Total liabilities and equity capital	$1,880,471

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz    )    CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President        )
Frank P. Sulzberger, MD        )    Directors (Trustees)
William D. Lindelof, MD        )